UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

EGL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is the text of a news release issued by EGL, Inc. on June 26, 2007:
EGL Announces Record Date and Meeting Date for Annual Meeting of Shareholders to Approve CEVA Merger and Elect Directors
HOUSTON, June 26, 2007 — EGL, Inc. (Nasdaq: EAGL) (“EGL” or the “Company”) today announced that it has set the close of business of June 11, 2007 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the annual meeting to be held to elect directors of the Company and to consider, among other things, the proposed merger transaction with CEVA Group Plc (the “CEVA group”), controlled by affiliates of Apollo Management VI, L.P. The shareholder meeting will take place at 8:30AM on July 31, 2007, at the Company’s corporate headquarters at 15350 Vickery Drive in Houston, Texas.
Important Additional Information Regarding the Merger with the CEVA Group Has Been Filed with the SEC:
In connection with the proposed merger with the CEVA group (the “Merger”), the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, AND THE DEFINITIVE PROXY STATEMENT WHEN AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, EGL, Inc., 15350 Vickery Drive, Houston, Texas 77032, telephone (281) 618-3100, or from the Company’s website, http://www.eaglegl.com.
EGL and its directors, executive officers and other members of its management and employees as well as the CEVA group may be deemed to be participants in the solicitation of proxies from EGL’s shareholders with respect to the Merger. Information about EGL’s directors and executive officers and their ownership of EGL’s common stock is set forth in EGL’s Form 10-K/A filed on April 30, 2007. Shareholders and investors may obtain additional information regarding the interests of EGL and its directors and executive officers in the Merger, which may be different than those of EGL’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger. The CEVA group does not own any securities of EGL.
CAUTIONARY STATEMENTS
The statements included in this news release regarding any transaction with the CEVA group, including the timing thereof, the likelihood that such transaction could be consummated, any future actions by the CEVA group, the effects of any transaction on EGL’s operations or otherwise, and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties including, but not limited to, market conditions, availability and terms of acquisition financing, satisfaction of closing conditions, actions by the CEVA group and other factors detailed in risk factors and elsewhere in EGL’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. EGL disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
-  -  -
Founded in 1984, Houston-based EGL, Inc. operates under the name EGL Eagle Global Logistics. EGL is a leading global transportation, supply chain management and information services company dedicated to providing superior flexibility and fewer shipping restrictions on a price competitive basis. With 2006 revenues of $3.2 billion, EGL’s services include air and ocean freight forwarding, customs brokerage, local pickup and delivery service, materials management, warehousing, trade facilitation and procurement, and integrated logistics and supply chain management services. The Company’s shares are traded on the NASDAQ Global Select Market under the symbol “EAGL”.